Exhibit 99.1
I.	INDIVIDUAL SMOKER CASES
Florida
a) Engle Progeny Cases.
Pursuant to the Florida Supreme Court’s July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are hereinafter referred to as the “Engle progeny” cases. As of December 31, 2009, Liggett and/or the Company were named in approximately 7,160 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 8,585 plaintiffs, approximately 3,860 of whom have claims pending in federal court. Duplicate cases were filed in federal and state court on behalf of approximately 660 of these plaintiffs. The majority of the cases pending in federal court are stayed pending the outcome of an appeal to the Eleventh Circuit Court of Appeals of several district court orders in which it was found that the Florida Supreme Court’s decision in Engle was unconstitutional. The total number of cases will likely increase as courts may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see “Note 12. Contingencies.” As of December 31, 2009, 42 alleged Engle progeny cases, where Liggett is currently a named defendant, were scheduled for trial in 2010. These cases, and cases that have been tried and are currently on appeal, are described below:
Alexander v. R.J. Reynolds, et al., Case No. 01-2008-CA-5067, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 01/10/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/03/10.
Brock v. R.J. Reynolds, et al., Case No. 01-2007-CA-5190, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 12/18/07). One individual suing. The case is scheduled for trial starting 07/06/10.
Buonomo v. R. J. Reynolds, et al., Case No. 08-19612, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/02/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is presently scheduled for the trial period of 03/29/10 — 06/25/10.
Camizzi v. R.J. Reynolds, et al., Case No. 07-CA-020251, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 11/09/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is presently scheduled for trial starting 05/10/10.
Campbell, et al. v. R.J. Reynolds., et al., Case No. 2008-CA-2147, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 07/08/08). This is a wrongful death action which proceeded to jury trial in July 2009. In August 2009, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $7,800,000 against all defendants. The jury further apportioned damages as follows: plaintiff — 57%, R.J. Reynolds — 39%, Philip Morris — 2%, and Liggett — 2%. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. Entitlement to an attorney fee award, and the amount of such an award, will be determined in a separate proceeding. Defendants appealed the judgment.

Clay v. R.J. Reynolds, et al., Case No. 2007-CA-003020, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The 11/16/09 trial date was continued. It is possible that the case could be rescheduled for the 3/10 trial calendar.
Cox v. R.J. Reynolds, et al., Case No. 01-2008-CA-3712, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 12/10.
Douglas v. R.J. Reynolds, et al., Case No. 08-8108, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/02/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the three week trial period starting 03/01/10.
Duque v. Philip Morris, et al., Case No. 07-46324, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing. The case is scheduled for the two week trial period starting 09/20/10.
Finley v. R.J. Reynolds, et al., Case No. 2009-CA-32356, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is presently scheduled for trial starting in 10/10.
Fox v. R.J. Reynolds Tobacco Co., Case No. 2009-CA-8326, Circuit Court of the 10th Judicial Circuit, Florida, Hardee, Highlands and Polk Counties (case filed 12/03/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is presently scheduled for the three week trial period starting 11/01/10.
Gonzalez v. R.J. Reynolds, et al., Case No. 09-53850, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 07/17/09). One individual suing. The case is scheduled for the trial period starting 03/22/10.
Haldeman v. R.J. Reynolds, et al., Case No. 07-3798, Circuit Court of the 5th Judicial Circuit, Florida, Marion County (case filed 12/11/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the two week trial period starting 07/19/10.
Hall v. R.J. Reynolds, et al., Case No. 01-2008-CA-3979, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/04/10.
Hanners v. R.J. Reynolds, et al., Case No. 07-CA-020540, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 11/14/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/12/10.

Harberson v. R.J. Reynolds, et al., Case No. 2007-CA-3021, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 12/13/07). Two individuals suing. The case is scheduled for trial starting 03/22/10.
Harewood v. Philip Morris, et al., Case No. 07-46331, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the four week trial period commencing 10/04/10.
Harvey v. R.J. Reynolds, et al., Case No. 01-2007-CA-5087, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 12/10/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the two week trial period starting 03/01/10.
Hetzner v. R.J. Reynolds, et al., Case No. 2008-32278-CICI, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 06/30/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 03/10.
Lorento v. Philip Morris USA, Inc., et al., Case No. 07-012492, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 11/29/07). Three individuals suing on behalf of the estates and survivors of three deceased smokers. The consolidated trial is scheduled for the two week trial period commencing 04/12/10.
Lukacs v. R. J. Reynolds, et al., Case No. 01-38-22 CA23, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/15/01). One individual suing on behalf of the estate and survivors of a deceased smoker, as a decertified Engle class member. In June 2002, the jury awarded $37,500,000 in compensatory damages, jointly and severally, which was subsequently reduced by the court. The jury found Liggett 50% responsible. In August 2008, the court entered judgment in the amount of $24,835,000, plus interest from June 2002. In October 2008, plaintiff withdrew her request for punitive damages. In November 2008, the court entered final judgment. In December 2008, the defendants appealed the decision to the Third District Court of Appeal. Oral argument on the appeal is scheduled for March 1, 2010. For more information on the Lukacs case, see “Note 12. Contingencies.”
Mack v. R.J. Reynolds, et al., Case No. 01-2008-CA-3256, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 7/25/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the two week trial period starting 03/16/10.
Marraffino (formerly Talenfeld) v. R.J. Reynolds, et al., Case No. 08-22565, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/20/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 06/28/10 — 09/24/10.
McKinney v. R.J. Reynolds, et al., Case No. 01-2008-CA-0152, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 01/08/08). One individual suing on behalf of the estate of a deceased smoker. The case is scheduled for the two week trial period starting 06/07/10.
Muhlig v. Philip Morris, et al., Case No. 07-46352, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 08/09/10.

O’Dwyer-Harkins v. R.J. Reynolds, et al., Case No. 16-2008-CA-000009-XXXX-MA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 01/02/08). One individual suing as on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 08/10.
Ortiz v. R.J. Reynolds, et al., Case No. 08-00847, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 01/09/08). One individual suing. The case is presently scheduled for the two week trial period starting 04/19/10.
Patterson v. R.J. Reynolds, et al., Case No. 08-CA-6853, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 03/28/08). One individual suing. The case is scheduled for trial starting 06/07/10.
Perry v. R.J. Reynolds, et al., Case No. 01-2008-CA-150, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the two week trial period starting 05/18/10.
Piendle v. R.J. Reynolds, et al., Case No. 2008-CA-38777, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the six week trial period starting 07/10.
Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 03/29/10 — 06/25/10.
Rey v. Philip Morris, et al., Case No. 07-46340, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the three week trial period starting 07/12/10.
Rizzuto v. R.J. Reynolds, et al., Case No. H27-CA-2008-003318, Circuit Court of the 5th Judicial Circuit, Florida, Hernando County (case filed 05/21/08). The case is scheduled for the three week trial period starting 10/25/10.
Rohr v. R.J. Reynolds, et al., Case No. 07-34472, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/12/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 03/29/10 — 06/25/10.
Santana v. Philip Morris, et al., Case No. 07-16279, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 05/31/07). One individual suing. The case is scheduled for the two week trial period starting 05/10/10.
Schlenther v. R.J. Reynolds, et al., Case No. 09-CA-8228, Circuit Court of the 13th Judicial Ciruit, Florida, Hillsborough County (case filed 03/03/09). Two individuals suing. The case is presently scheduled for the three week trial period starting 06/07/10.
Sigl v. R.J. Reynolds, et al., Case No. 16 2007-CA-011654, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/11/07). One individual suing. The case is scheduled for the trial period starting 03/15/10.

Simon v. R.J. Reynolds, et al., Case No. 50 2008-CA-038812, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 11/9/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period starting 10/25/10.
Smith v. R.J. Reynolds, et al., Case No. 09-719-CA, Circuit Court of the 14th Judicial Circuit, Florida, Jackson County (case filed 01/07/08). One individual suing. The case is presently scheduled for trial starting 08/02/10.
Soffer v. R.J. Reynolds, et al., Case No. 01-2008-CA-3979, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 08/15/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the two week trial period starting 04/20/10.
Sotherden v. R.J. Reynolds, et al., Case No. 01-2008-CA-3116, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 06/09/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is presently scheduled for the two week trial period starting 08/02/10.
Warrick v. R.J. Reynolds, et al., Case No. 16-2007-CA-11654-QXXX-MA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/11/07). One individual suing. The case is scheduled for trial in 07/10.
Weick v. R.J. Reynolds, et al., Case No. 08-CA-006827, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 03/28/08). One individual suing on behalf of the estate and survivors or a deceased smoker. The case is scheduled for the three week trial period starting 07/26/10.
Weingart v. R.J. Reynolds, et al., Case No. 08-CA-038878, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/8/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/12/10.
b) Other Individual Cases.
Beatty v. R.J. Reynolds, et al., Case No. 50-2009-CA-032435 (AB), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 09/24/09). Two individuals suing.
Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 08/25/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 01/07/08). One individual suing on behalf of the estate and survivors of a deceased smoker.
Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/30/08). One individual suing.

Ferlanti v. Liggett Group LLC, Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/11/03). One individual suing on behalf of the estate and survivors of a deceased smoker. Liggett was the sole defendant in this action. Trial commenced on February 19, 2009. In March 2009, the jury returned a verdict for plaintiff in the amount of $1,200,000 (plus $95,972 in economic damages) but found plaintiff 40% at fault, which reduced the damages award accordingly. No punitive damages were awarded. The final judgment was entered on March 30, 2009. Liggett appealed the verdict. In May 2009, the court granted plaintiff’s motion for an award of attorneys’ fees, but, has not scheduled a hearing to determine the amount of the award.
Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 01/07/08). One individual suing on behalf of the estate and survivors of a deceased smoker.
Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 08/15/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 11/21/08). Two individuals suing.
Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. Motions to dismiss were filed by the defendants and are pending.
McKeever v. R.J. Reynolds Tobacco Co., et al., Case No. 09-87681, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/04/09). Two individuals suing.
Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 07/10/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Rawls v. Liggett Group Inc., Case No. 97-01354-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 03/06/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 06/26/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Spry, et al. v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 07/27/06). Two individuals suing. Discovery is pending.
Louisiana
Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Louisiana, Iberville Parish (case filed 07/25/00). Seven individuals suing.

Hunter, et al. v. R. J. Reynolds, et al., Case No. 2002/18748m, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 12/04/02). Two individuals suing.
Newsom, et al. v. R.J. Reynolds, et al., Case No. 105838, Circuit Court of the 16th Judicial District Court, Louisiana, St. Mary Parish (case filed 05/17/00). Five individuals suing.
Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 05/27/97). One individual suing.
Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, Louisiana, St. Tammany Parish (case filed 06/10/03). Five individuals suing.
Maryland
Carder, et al. v. John Crane-Houdaille, Inc., et al., Case No. 24-X-09-000139, Circuit Court, Maryland, Baltimore City (case filed 09/04/09). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 10/28/09.
Harper, et al. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-07-000326, Circuit Court, Maryland, Baltimore City (case filed 07/14/09) . Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 8/26/09.
Lee, et ux. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-07-000550, Circuit Court, Maryland, Baltimore City (case filed 06/30/09). Plaintiffs are husband and wife. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 08/24/09.
McComas-Doiron, et al. v. John-Crane Houdaille,Inc. et al., Case No. 24-X-09-000043, Circuit Court, Maryland, Baltimore City (case filed 07/01/09). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 08/24/09.
McCullough v. John-Crane Houdaille, Inc. et al., Case No. 24-X-07-000340, Circuit Court, Maryland, Baltimore City (case filed 07/14/09 ). Plaintiff is suing individually. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 08/26/09.
Power, et al. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-07-000311, Circuit Court, Maryland, Baltimore City (case filed 06/30/09). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 8/24/09.

Sherman v. John-Crane Houdaille, Inc. et al., Case No. 24-X-08-000441, Circuit Court, Maryland, Baltimore City (case filed 07/01/09). Plaintiff is suing individually. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 8/24/09.
Slaughter, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-06-000394, Circuit Court, Maryland, Baltimore City (case filed 02/10/09). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on 01/08/10.
Missouri
Nuzum v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Missouri, Jackson County (case filed 05/21/03). Two individuals suing. Discovery is pending.
New York
Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing.
Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant in this case.
James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.
Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing.
Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.
Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing.
Tormey, et al. v. The American Tobacco Company, et al., Case No. 2005-0506, Supreme Court of New York, Onondaga County (case filed 01/25/05). Two individuals suing.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing. A Note of Issue requesting a trial date is scheduled to be filed on 05/28/10.
Ohio
Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Ohio, Cuyahoga County (case filed 08/25/05). Two individuals suing.
West Virginia
Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, West Virginia, Ohio County (case filed 03/20/01). Two individuals suing.
Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, West Virginia, Ohio County (case filed 06/04/01). One individual suing.
II. CLASS ACTION CASES
a) Smoking Related
Brown, et al. v. Philip Morris USA Inc., et al., (In Re: Tobacco II Cases), Case No. 711400, Superior Court of California, County of San Diego (case filed 10/01/97). In April 2001, under the California Unfair Competition Laws and the Consumer Legal Remedies Act, the court granted in part the plaintiffs’ motion for certification of a class composed of residents of California who smoked at least one of the defendants’ cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants’ marketing and advertising activities in California. The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. Certification was granted as to the plaintiffs’ claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act or the plaintiffs’ common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants moved to decertify the class. In March 2005, the court granted the defendants’ motion. In May 2005, the plaintiffs appealed. In September 2006, the California Court of Appeal affirmed the order decertifying the class. In May 2009, the California Supreme Court reversed the order of decertification and remanded the case for further proceedings regarding whether the class representatives can demonstrate standing. In June 2009, the defendants filed a Petition for Rehearing in the California Supreme Court, which was denied by the court in August 2009. In September 2009, plaintiffs’ counsel informed the trial court that plaintiffs intend to seek reconsideration of the trial court’s order finding that plaintiffs’ allegations regarding lights cigarettes were preempted by federal law. Plaintiffs contend that the recent decision in Altria Group v. Good, by the United States Supreme Court, necessitates reconsideration of the trial court’s preemption ruling. The defendants oppose the reconsideration motion. The court has set a briefing schedule, with the motion to be heard on 02/23/10. Following the decision on reconsideration, the court will address the issue of standing, if necessary.

Cleary, et al. v. Philip Morris, Inc., et al., Case No. 09-cv-01596, USDC Northern District of Illinois (case was originally filed 06/03/98 in Circuit Court of Cook County, Illinois). The action was brought on behalf of persons who have allegedly been injured by (1) the defendants’ purported conspiracy pursuant to which defendants allegedly concealed material facts regarding the addictive nature of nicotine; (2) the defendants’ alleged acts of targeting their advertising and marketing to minors; and (3) the defendants’ claimed breach of the public’s right to defendants’ compliance with laws prohibiting the distribution of cigarettes to minors. The plaintiffs seek disgorgement of all profits unjustly received through defendants’ sale of cigarettes to plaintiffs. In March 2009, plaintiffs filed a Third Amended Complaint replacing one named class representative with a new plaintiff and adding new allegations regarding defendants’ sale of “light” cigarettes. In March 2009, defendants filed a notice of removal to the United States District Court for the Northern District of Illinois. In April 2009, plaintiffs filed a motion to remand the case back to the Circuit Court of Cook County. In April 2009, plaintiffs in 11 “lights” class actions, including Cleary, moved to consolidate these 11 actions in a Multidistrict Litigation entitled In Re: Light Cigarettes Product Liability Litigation. The motion, as to the consolidation of the Cleary case, was denied by the court in September 2009 and the court granted summary judgment to all defendants other than Philip Morris as to the “lights” claims. On November 2, 2009, plaintiffs filed a revised motion for class certification. Defendants moved for summary judgment on plaintiffs’ youth marketing claims, which was granted by the court.
In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. Trial commenced on 02/01/10, however, a mistrial was granted due to the inability to seat a jury. Trial was continued until 06/01/10.
Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Kanawha County (case filed 04/09/98). This personal injury class action is brought on behalf of plaintiff’s decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants in the United States Bankruptcy Court for the District of Delaware.
Schwab [McLaughlin], et al. v. Philip Morris USA, Inc., et al., Case No. 04-cv-01945, USDC, Eastern District of New York (case filed 05/11/04). This class action sought economic damages on behalf of plaintiffs and all others similarly situated under the RICO act challenging the practices of defendants in connection with the marketing, advertising, promotion, distribution and sale of “light” cigarettes. In September 2006, the court certified a nationwide class of “light” smokers. The defendants appealed the certification and, in April 2008, the United States Court of Appeals for the Second Circuit decertified the class. The case was remanded to the district court. To date, no further proceedings have been held. In April 2009, plaintiffs in 11 “lights” class actions, including Schwab, moved to consolidate these 11 actions in a Multidistrict Litigation entitled In Re: Light Cigarettes Product Liability Litigation. The motion, as to the consolidation of the Schwab case, was denied by the court in September 2009.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of the appeal in Scott v. American Tobacco Co. For more information on the Scott case, see “Note 12. Contingencies.”
b) Price Fixing
Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001 and discovery is proceeding.
III. HEALTH CARE COST RECOVERY ACTIONS
City of St. Louis, et al. v. American Tobacco Company, Inc., et al., Case No. cv-982-09652, Circuit Court, Missouri, City of St. Louis (case filed 11/16/98). City of St. Louis and approximately 40 hospitals (over 50 hospitals originally filed suit, but some have since dismissed their claims with prejudice) seek to recover past and future costs expended to provide healthcare charity and bad debt patients suffering from tobacco-related illnesses, from multiple defendants including Liggett Group LLC, Liggett & Myers Inc. and Vector Group Ltd. In June 2005, the court granted defendants’ motion for summary judgment as to claims for damages which accrued prior to November 16, 1993. The claims for damages which accrued after November 16, 1993 are pending. Discovery is proceeding. Trial is scheduled to commence on 06/07/10.
Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from sales to minors. The case is dormant.
General Health Services (Kupat Holim Clalit) v. Philip Morris, Inc., et al., Case No. 1571/98, District Court, Jerusalem, Israel (case filed 09/28/98). General Health Services seeks to recover the past and future value of the total expenditures for health-care services provided to residents of Israel resulting from tobacco related disease along with interest, increased and/or exemplary damages and costs. Motions filed by the defendants are pending before the Israel Supreme Court, seeking appeal from a lower court’s decision granting leave to plaintiff for foreign service of process. A hearing occurred in March 2005. A decision is pending.
National Committee to Preserve Social Security and Medicare, et al. v. Philip Morris USA, Inc., et al., 08-cv-02021, USDC, Eastern District of New York (case filed 05/20/08). Plaintiffs filed this action pursuant to the Medicare as Secondary Payer statute to recover for Medicare expenditures made from May 21, 2002 to the present. Defendants’ Motion to Dismiss and Plaintiffs’ Motion for Partial Summary Judgment were filed in July 2008. In March 2009, the court granted the Defendants’ Motion to Dismiss the case. In April 2009, the court denied plaintiffs’ motion for reconsideration. Plaintiff appealed to the United States Court of Appeals for the Second Circuit. In September 2009, defendants filed a motion for summary disposition of the appeal. The motion has been added to the substantive motion calendar for 01/12/10 on submission.